                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                      OF

                                BBN CORPORATION

                                      TO

                        GTE MASSACHUSETTS INCORPORATED

                         A WHOLLY OWNED SUBSIDIARY OF

                                GTE CORPORATION

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $1.00 per share (together with associated Rights) (collectively, the "Shares"), of BBN Corporation are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of The Offer to Purchase). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                       THE FIRST NATIONAL BANK OF BOSTON

                            Facsimile Transmission
                       (For Eligible Institutions Only)

                                (617) 575-2233

         By Mail:                    By Overnight Delivery:                 By Hand:

 Corporate Reorganization      The First National Bank of Boston      Securities Transfer &
        Department            Corporate Reorganization Department     Reporting Services, Inc.
      P.O. Box 1889                      M/S 45-02-53                 55 Broadway--3rd Floor
       M/S 45-02-53                  150 Royall Street                New York, New York 10006
  Boston, Massachusetts              Canton, MA 02021                 Attention: Delivery Window
        02105-1889

        Confirm Receipt of Notice of Guaranteed Delivery by Telephone:

                                (800) 225-5160

                                ---------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to GTE Massachusetts Incorporated, a Massachusetts corporation and a wholly owned subsidiary of GTE Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 12, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                                            Name(s) of Record Holder(s):
 Number of Shares: _______________          _________________________________
 Share Certificate Numbers (if              _________________________________
 available):                                      PLEASE TYPE OR PRINT
 _________________________________          Address(es): ____________________
 _________________________________                    _______________________
 If Shares will be delivered by                            ZIP CODE
 book-entry trnasfer, check one
 box:

                                            Area Code and Telephone Number:
                                            _________________________________

                                            _________________________________
 [ ] The Depository Trust Company           _________________________________
 [ ] Philadelphia Depository
 Trust Company

                                            _________________________________

                                                      SIGNATURE(S)
 Account                                    Dated: ____________________, 1997
 Number: _________________________

 Dated: ____________________, 1997


                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



 Name of Firm: _____________________________________________________________
 Address: __________________________________________________________________
      ___________________________________________________________________
                                    ZIP CODE
 Area Code and Telephone Number: ___________________________________________



 AUTHORIZED SIGNATURE

 Name: _____________________________________________________________________
                            PLEASE TYPE OR PRINT
 Title: ____________________________________________________________________
 Dated: ______________________________________________________________, 1997


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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